Exhibit 10.13 (b)
                                                               -----------------


                                  AMENDMENT TO
                                    SUBLEASE


This Amendment to Sublease (this "Amendment") is made as of March 21, 2006 by
                                  ---------
and between Enron Wind Systems, LLC ("EWS"), the successor by merger to Enron
                                      ---
Wind Systems, Inc., which was formerly known as Zond Systems, Inc., and Zond Windsystem Partners, Ltd. Series 85-B, a California limited partnership (the "Partnership").
 -----------


                                    RECITALS
                                    --------


A. WHEREAS, EWS and the Partnership are parties to that certain Sublease dated as of August 30, 1990 (the "Sublease"), pursuant to which EWS has subleased
                                --------

    to the Partnership fourteen (14) wind turbine site locations on land leased by EWS under that certain Lease and Royalty Agreement for Meteorological Research Sites and the Construction and Operation of Wind Energy Conversion Systems ( the "Lease") by and between the John M. Wuerth Family Trust and EWS, as successor by merger to Enron Wind Systems, Inc.


B. WHEREAS, the term of the Sublease expires on the later to occur of (i) the termination of all power purchase agreements which receive power generated on or transmitted over the land subject to the Sublease and (ii) December 21, 2021 (the "Sublease Termination Date").
                   -------------------------

C. WHEREAS, the term of that certain Amended and Restated Wind Park Easement Agreement dated as of March 24, 1986 (the "Wind Park Easement Agreement")
                                               ----------------------------
    by and between the Partnership and ZWHC LLC, the successor to Zond Construction Corporation III, a California corporation, and an affiliate of EWS, expires on June 30, 2006 (the "Wind Park Easement Termination Date")
                                        -----------------------------------
    and at such time the Partnership's rights to operate 226 of its 240 wind turbines will terminate.

D. WHEREAS, the EWS and the Partnership desire to amend the Sublease Termination Date to be concurrent with the Wind Park Easement Termination Date and to provide the Partnership with a period of time following the Sublease Termination Date to remove its wind turbines from the real property subject to the Sublease.

                                    AGREEMENT
                                    ---------


NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, ZWHC and the Partnership agree as follows:

1.   Amendment to Sublease. The Sublease is hereby amended as follows:
     ---------------------

     1.1  Section 4. Term. Section 4 of the Sublease is hereby amended to delete
          ---------------
          the existing text of Section 4 in its entirety and replace it with the following:

          "The term of this Sublease shall be for a period commencing as of the date hereof and ending on June 30. 2006 (the "Scheduled Expiration Date"), provided, however, that the term of this Sublease shall continue beyond the Scheduled Expiration Date solely for the purposes specified in Section 18 pertaining to the removal of the Turbines until the first to occur of (i) the date of removal of the Sublessee's Turbines as provided in Section 18 or (ii) the date occurring eleven
          (11) months from the Scheduled Expiration Date."

     1.2  Section 18. Disposition of Turbines at Expiration of Term. The
          ---------------------------------------------------------
          Sublease is hereby amended by adding the following new Section 18:

          "18 DISPOSITION OF TURBINES AT EXPIRATION OF TERM

               Upon the occurrence of the Scheduled Expiration Date, the Sublessee shall have the right, but not the obligation, to remove during the eleven-month period immediately following the Scheduled Expiration Date the Turbines and/or any related turbine equipment of the Sublessee from the Premises at the sole cost and expense of the Sublessee. In the event that the Sublessee fails to remove any of its Turbines or turbine-related equipment from the Premises during such eleven-month period, then such Turbines and turbine-related equipment shall be deemed abandoned by the Sublessee at the end of such period and all right, title and interest of the Sublessee in such Turbines and turbine-related equipment shall pass to the Sublessor without any further act by Sublessee; provided, however, that the Sublessor (or any affiliates or assigns) shall not have the right to operate any such abandoned Turbines or turbine-related equipment unless the Sublessor (or any affiliates or assigns) shall have paid to the Sublessee an amount equal to the appraised fair market value of such abandoned Turbines and turbine related equipment (valued in place taking into account any expected revenues from operation) as determined by a qualified independent appraiser mutually acceptable to the Sublessor and the Sublessee."

2. Governing Law. The terms and provisions of this Amendment shall be governed
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by and construed in accordance with the laws of the State of California.

3. Counterparts. This Amendment may be executed in counterparts, each of which
   ------------
shall be deemed an original and all of which, when taken together, shall constitute one and the same document.

IN WITNESS WHEREOF, each of the parties to this Amendment has executed this Amendment on the date first set forth above.



EWS                                                        Partnership
Enron Wind Systems, LLC,                                   Zond Windsystem Partners, Ltd. Series
a California limited liability company                     85-B, a California limited partnership

By:   Enron Wind LLC,                                      By:  Zond Windsystems Management
      its sole member                                           IV LLC, its General Partner

By:   Enron Renewable Energy Corp.,                        By:     /s/ Jesse E. Neyman
      its sole member                                           ------------------------------------------
                                                           Name:   Jesse E. Neyman
                                                                 -----------------------------------------
                                                           Title:  President and Chief Executive Officer
                                                                  ----------------------------------------

By:     /s/ Jesse E. Neyman
    -----------------------------------------
Name:   Jesse E. Neyman
      ---------------------------------------
Title:  President and Chief Executive Officer
       --------------------------------------




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